Exhibit 10.3

MOUNTAIN DIGITAL, INC.

2021 EQUITY INCENTIVE PLAN

1.             Purpose.

The purpose of the Plan is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and thereby better aligning the interests of such persons with those of the Company’s stockholders. Capitalized terms used in the Plan are defined in Section 11 below.

2.             Eligibility.

Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.

3.             Administration and Delegation.

(a)           Administration.    The Plan will be administered by the Administrator. The Administrator shall have authority to determine which Service Providers will receive Awards, to grant Awards and to set all terms and conditions of Awards (including, but not limited to, vesting, exercise and forfeiture provisions). In addition, the Administrator shall have the authority to take all actions and make all determinations contemplated by the Plan and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Administrator may correct any defect or ambiguity, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem necessary or appropriate to carry the Plan and any Awards into effect, as determined by the Administrator. The Administrator shall make all determinations under the Plan in the Administrator’s sole discretion and all such determinations shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b)          Appointment of Committees.    To the extent permitted by Applicable Laws, the Board may delegate any or all of its powers under the Plan to one or more Committees. The Board may rescind any such delegation at any time and re-vest in itself any previously delegated authority.

4.             Stock Available for Awards.

(a)          Number of Shares. Subject to adjustment under Section 8 hereof, the aggregate number of shares of Common Stock which may be issued pursuant to Awards under the Plan is the sum of (i) 1,705,134 shares of Common Stock and (ii) any shares of Common Stock which, as of the Effective Date, are subject to awards under the Prior Plan and which, following the Effective Date, are forfeited or repurchased at or below the original issuance price, terminated or lapse without being exercised. If any Award expires or lapses or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at or below the original issuance price), in any case in a manner that results in any shares of Common Stock covered by such Award not being issued or being so reacquired by the Company, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Further, shares of Common Stock delivered (either by actual delivery or attestation) to the Company by a Participant to satisfy the applicable exercise or purchase price of an Award and/or to satisfy any applicable tax withholding obligation (including shares retained by the Company from the Award being exercised or purchased and/or creating the tax obligation) shall be added to the number of shares of Common Stock available for the grant of Awards under the Plan. However, in the case of Incentive Stock Options, the foregoing provisions shall be subject to any limitations under the Code. Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares, shares purchased on the open market or treasury shares. As of the Effective Date, no further awards may be granted under the Prior Plan; however, any awards under the Prior Plan that are outstanding as of the Effective Date shall continue to be subject to the terms and conditions of the Prior Plan.

(b)          Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted prior to such merger or consolidation by such entity or an affiliate thereof (“Substitute Awards”). Substitute Awards may be granted on such terms as the Administrator deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a) hereof, except as may be required by reason of Section 422 of the Code.

5.             Stock Options.

(a)          General.    The Administrator may grant Options to any Service Provider, subject to the limitations on Incentive Stock Options described below. The Administrator shall determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to Applicable Laws, as it considers necessary or advisable.

(b)          Incentive Stock Options.    The Administrator may grant Options intended to qualify as Incentive Stock Options only to employees of the Company, any of the Company’s present or future “parent corporations” or “subsidiary corporations” as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. All Options intended to qualify as Incentive Stock Options shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. Neither the Company nor the Administrator shall have any liability to a Participant, or any other party, (i) if an Option (or any part thereof) which is intended to qualify as an Incentive Stock Option fails to qualify as an Incentive Stock Option or (ii) for any action or omission by the Administrator that causes an Option not to qualify as an Incentive Stock Option, including without limitation, the conversion of an Incentive Stock Option to a Non-Qualified Stock Option or the grant of an Option intended as an Incentive Stock Option that fails to satisfy the requirements under the Code applicable to an Incentive Stock Option. Any Option that is intended to qualify as an Incentive Stock Option, but fails to so qualify for any reason, including without limitation, the portion of any Option becoming exercisable in excess of the $100,000 limitation described in Treasury Regulation Section 1.422-4, shall be treated as a Non-Qualified Stock Option for all purposes.

(c)           Exercise Price.    The Administrator shall establish the exercise price of each Option and specify the exercise price in the applicable Award Agreement. The exercise price shall be not less than one hundred percent (100%) of the Fair Market Value on the date the Option is granted. In the case of an Incentive Stock Option granted to an employee who, at the time of grant of the Option, owns (or is treated as owning under Section 424 of the Code) stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company (or a “parent corporation” or “subsidiary corporation” thereof within the meaning of Sections 424(e) or 424(f) of the Code, respectively), the per share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date the Option is granted.

(d)          Duration of Options.    Each Option shall be exercisable at such times and subject to such terms and conditions as the Administrator may specify in the applicable Award Agreement, provided that the term of any Option shall not exceed ten (10) years. In the case of an Incentive Stock Option granted to an employee who, at the time of grant of the Option, owns (or is treated as owning under Section 424 of the Code) stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company (or a “parent corporation” or “subsidiary corporation” thereof within the meaning of Sections 424(e) or 424(f) of the Code, respectively), the term of the Option shall not exceed five (5) years.

(e)          Exercise of Option; Notification of Disposition.    Options may be exercised by delivery to the Company of a written notice of exercise, in a form approved by the Administrator (which may be an electronic form), signed by the person authorized to exercise the Option, together with payment in full (i) as specified in Section 5(f) hereof for the number of shares for which the Option is exercised and (ii) as specified in Section 9(e) hereof for any applicable withholding taxes. Unless otherwise determined by the Administrator, an Option may not be exercised for a fraction of a share of Common Stock. If an Option is designated as an Incentive Stock Option, the Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of Common Stock acquired from the Option if such disposition or transfer is made (i) within two (2) years from the grant date with respect to such Option or (ii) within one (1) year after the transfer of such shares to the Participant (other than any such disposition made in connection with a Change in Control). Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

(f)           Payment Upon Exercise.    Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for in cash or by check, payable to the order of the Company, or, to the extent permitted by the Administrator, by:

(i)                 (A) delivery of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(ii)               delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (A) such method of payment is then permitted under Applicable Laws, (B) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Company at any time, and (C) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(iii)             surrendering shares of Common Stock then issuable upon exercise of the Option valued at their Fair Market Value on the date of exercise;

(iv)              delivery of a promissory note of the Participant to the Company on terms determined by the Administrator;

(v)                delivery of property of any other kind which constitutes good and valuable consideration as determined by the Administrator; or

(vi)              any combination of the above permitted forms of payment (including cash or check).

(g)          Early Exercise of Options. The Administrator may provide in the terms of an Award Agreement that the Service Provider may exercise an Option in whole or in part prior to the full vesting of the Option in exchange for unvested shares of Restricted Stock with respect to any unvested portion of the Option so exercised. Shares of Restricted Stock acquired upon the exercise of any unvested portion of an Option shall be subject to such terms and conditions as the Administrator shall determine.

6.             Restricted Stock; Restricted Stock Units.

(a)           General.  The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant (or to require forfeiture of such shares if issued at no cost) in the event that conditions specified by the Administrator in the applicable Award Agreement are not satisfied prior to the end of the applicable restriction period or periods established by the Administrator for such Award.  In addition, the Administrator may grant to Service Providers Restricted Stock Units, which may be subject to vesting and forfeiture conditions during applicable restriction period or periods, as set forth in an applicable Award Agreement.

(b)          Terms and Conditions for All Restricted Stock and Restricted Stock Unit Awards.  The Administrator shall determine and set forth in the applicable Award Agreement the terms and conditions applicable to each Restricted Stock and Restricted Stock Unit Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, in each case, if any.

(c)          Additional Provisions Relating to Restricted Stock.

(i)                 Dividends.  Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares to the extent such dividends have a record date that is on or after the date on which the Participant to whom such shares of Restricted Stock are granted becomes the record holder of such shares of Restricted Stock, unless otherwise provided by the Administrator in the applicable Award Agreement.  In addition, unless otherwise provided by the Administrator, if any dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock of property other than an ordinary cash dividend, the shares or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Each dividend payment will be made as provided in the applicable Award Agreement, but in no event later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the fifteenth (15th) day of the third (3rd) month following the later of (A) the date the dividends are paid to stockholders of that class of stock, and (B) the date the dividends are no longer subject to forfeiture.

(ii)               Stock Certificates.  The Company may require that any stock certificates issued in respect of shares of Restricted Stock be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee).

(d)          Additional Provisions Relating to Restricted Stock Units.

(i)                 Settlement.  Upon the vesting of a Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash or other property equal to the Fair Market Value of one share of Common Stock on the settlement date, as the Administrator shall determine and as provided in the applicable Award Agreement.  The Administrator may provide that settlement of Restricted Stock Units shall occur upon or as soon as reasonably practicable after the vesting of the Restricted Stock Units or shall instead be deferred, on a mandatory basis or at the election of the Participant, in a manner that (to the extent applicable) complies with Section 409A.

(ii)               Voting Rights.  A Participant shall have no voting rights with respect to any Restricted Stock Units unless and until shares are delivered in settlement thereof.

(iii)             Dividend Equivalents.  To the extent provided by the Administrator, a grant of Restricted Stock Units may provide a Participant with the right to receive Dividend Equivalents.  Dividend Equivalents may be paid currently or credited to an account for the Participant, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which the Dividend Equivalents are paid, as determined by the Administrator, subject, in each case, to such terms and conditions as the Administrator shall establish and set forth in the applicable Award Agreement.

7.             Other Stock-Based Awards.

Other Stock-Based Awards may be granted hereunder to Participants, including, without limitation, Awards entitling Participants to receive shares of Common Stock to be delivered in the future. Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan, as stand-alone payments and/or as payment in lieu of compensation to which a Participant is otherwise entitled.  Other Stock-Based Awards may be paid in shares of Common Stock, cash or other property, as the Administrator shall determine.  Subject to the provisions of the Plan, the Administrator shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price, transfer restrictions, vesting conditions and other terms and conditions applicable thereto, which shall be set forth in the applicable Award Agreement.

8.             Adjustments for Changes in Common Stock and Certain Other Events.

(a)          In the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reorganization, merger, consolidation, combination, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, as determined by the Administrator, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award, then the Administrator may, in such manner as it may deem equitable, adjust any or all of:

(i)                 the number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 4 hereof on the maximum number and kind of shares which may be issued);

(ii)               the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards;

(iii)             the grant or exercise price with respect to any Award; and

(iv)              the terms and conditions of any Awards (including, without limitation, any applicable financial or other performance “targets” specified in an Award Agreement).

(b)          In the event of any transaction or event described in Section 8(a) hereof (including without limitation any Change in Control) or any unusual or nonrecurring transaction or event affecting the Company or the financial statements of the Company, or any change in any Applicable Laws or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles:

(i)                 To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the vested portion of such Award may be terminated without payment;

(ii)               To provide that such Award shall vest and, to the extent applicable, be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

(iii)             To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Administrator;

(iv)              To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards;

(v)                To replace such Award with other rights or property selected by the Administrator; and/or

(vi)              To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.

Without limiting the foregoing, the Administrator may require a Participant to timely deliver a signed release of claims, in a form prescribed by the Company, that becomes effective and irrevocable as a condition to the Participant’s receipt of payment in connection with a Change in Control for or in respect of any Award granted or issued under the Plan.

(c)           Notwithstanding the provisions of Section 8(b) above, if a Change in Control occurs and a Participant’s Awards are not continued, converted, assumed, or replaced with a substantially similar award by (i) the Company, or (ii) a successor entity or its parent or subsidiary (an “Assumption”), and provided that the Participant has not had a Termination of Service, then immediately prior to the Change in Control such Awards shall become fully vested, exercisable and/or payable, as applicable, and all forfeiture, repurchase and other restrictions on such Awards shall lapse, in which case, such Awards shall be canceled upon the consummation of the Change in Control in exchange for the right to receive the Change in Control consideration payable to other holders of Common Stock (A) which may be on such terms and conditions as apply generally to holders of Common Stock under the Change in Control documents (including, without limitation, any escrow, earn-out, holdback, indemnity or other deferred consideration provisions) or such other terms and conditions as the Administrator may provide, and (B) determined by reference to the number of shares subject to such Awards and net of any applicable exercise price; provided that to the extent that any Awards constitute “nonqualified deferred compensation” that may not be paid upon the Change in Control under Section 409A without the imposition of taxes thereon under Section 409A, the timing of such payments shall be governed by the applicable Award Agreement (subject to any deferred consideration provisions applicable under the Change in Control documents); and provided, further, that if the amount to which a Participant would be entitled upon the settlement or exercise of such Award at the time of the Change in Control is equal to or less than zero, then such Award may be terminated without payment. The Administrator shall determine whether an Assumption of an Award has occurred in connection with a Change in Control.

(d)          In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in this Section 8, the Administrator will equitably adjust each outstanding Award, which adjustments may include adjustments to the number and type of securities subject to each outstanding Award and/or the exercise price or grant price thereof, if applicable, the grant of new Awards to Participants, and/or the making of a cash payment to Participants, as the Administrator deems appropriate to reflect such Equity Restructuring. The adjustments provided under this Section 8(d) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company; provided that whether an adjustment is equitable shall be determined by the Administrator.

(e)          In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock, including any Equity Restructuring, for reasons of administrative convenience the Administrator may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.

(f)           Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an Award or the grant or exercise price of any Award. The existence of the Plan, any Award Agreements and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including without limitation, securities with rights superior to those of the Common Stock or which are convertible into or exchangeable for Common Stock. The Administrator may treat Participants and Awards (or portions thereof) differently under this Section 8.

9.             General Provisions Applicable to Awards.

(a)           Transferability.    Except as the Administrator may otherwise determine or provide in an Award Agreement or otherwise, in any case in accordance with Applicable Laws, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom such Awards are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. Except as the Administrator may otherwise determine or provide in an Award Agreement or otherwise, in any case in accordance with Applicable Laws, shares of Common Stock acquired by a Participant in connection with Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom such shares are issued, either voluntarily or by operation of law, except as may be expressly permitted under the terms of the Company’s charter, bylaws, certificate of incorporation and/or other governing documents applicable to the shares of Common Stock (collectively, “Governing Documents”). References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b)          Documentation.    Each Award shall be evidenced in an Award Agreement, which may be in such form (written, electronic or otherwise) as the Administrator shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)          Discretion.    Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.

(d)          Change in Service Provider Status.    The Administrator shall determine the effect on an Award of a Participant’s disability, death or retirement, a Participant’s authorized leave of absence or any other change or purported change in a Participant’s Service Provider status and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable.

(e)          Withholding.    Each Participant shall pay to the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Administrator may otherwise determine, all such payments shall be made in cash or by certified check. Notwithstanding the foregoing, to the extent permitted by the Administrator, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by Applicable Laws, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f)           Amendment of Award.    The Administrator may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or settlement, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Participant’s consent to such action shall be required unless (i) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Participant, or (ii) the change is permitted under Section 8 and 10(f) hereof.

(g)           Conditions on Delivery of Stock.    The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, (iii) if so requested by the Company,  the Participant has entered into any applicable stockholders and/or similar agreement with the Company in the form provided to the Participant by the Company and (iv) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy the requirements of any Applicable Laws. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is determined by the Administrator to be necessary to the lawful issuance and sale of any securities hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.

(h)          Acceleration.    The Administrator may at any time provide that any Award shall become immediately vested and/or exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10.            Miscellaneous.

(a)           No Right To Employment or Other Status.   No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company or any of its subsidiaries. The Company and its subsidiaries expressly reserve the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an applicable Award Agreement.

(b)           No Rights As Stockholder; Certificates.   Subject to the provisions of the applicable Award Agreement, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any Applicable Laws, the Company shall not be required to deliver to any Participant certificates evidencing shares of Common Stock issued in connection with any Award and instead such shares of Common Stock may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on stock certificates issued under the Plan deemed necessary or appropriate by the Administrator in order to comply with Applicable Laws.

(c)           Effective Date and Term of Plan.    The Plan shall become effective on the date on which it is adopted by the Board, subject to approval of the Company’s stockholders within twelve (12) months following the date of such Board adoption. No Awards shall be granted under the Plan after the completion of ten (10) years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date in accordance with the terms of the Plan.

(d)           Amendment of Plan.    The Administrator may amend, suspend or terminate the Plan or any portion thereof at any time; provided that, except as otherwise provided in Section 10(f) hereof, no amendment of the Plan shall materially and adversely affect any Award outstanding at the time of such amendment without the consent of the affected Participant. Awards outstanding under the Plan at the time of any suspension or termination of the Plan shall continue to be governed in accordance with the terms of the Plan and the applicable Award Agreement, as in effect prior to such suspension or termination. The Board shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

(e)           Provisions for Foreign Participants.  The Administrator may modify Awards granted to Participants who are foreign nationals or employed or engaged outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f)            Section 409A.

(i)                 General. The Company intends that all Awards be structured in compliance with, or to satisfy an exemption from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply in connection with any Awards. Notwithstanding anything herein or in any Award Agreement to the contrary, the Administrator may, without a Participant’s prior consent, amend this Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to preserve the intended tax treatment of Awards under the Plan, including without limitation, any such actions intended to (A) exempt this Plan and/or any Award from the application of Section 409A, and/or (B) comply with the requirements of Section 409A, including without limitation any such regulations, guidance, compliance programs and other interpretative authority that may be issued after the date of grant of any Award. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company shall have no obligation under this Section 10(f) or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A.

(ii)               Separation from Service. With respect to any Award that constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award that is to be made upon a termination of a Participant’s Service Provider relationship shall, to the extent necessary to avoid the imposition of taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or subsequent to the termination of the Participant’s Service Provider relationship. For purposes of any such provision of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.”

(iii)             Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” that are otherwise required to be made under an Award to a “specified employee” (as defined under Section 409A and determined by the Administrator) as a result of his or her “separation from service” shall, to the extent necessary to avoid the imposition of taxes under Code Section 409A(a)(2)(B)(i), be delayed until the expiration of the six-month period immediately following such “separation from service” (or, if earlier, until the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award agreement) on the day that immediately follows the end of such six (6)-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award that are, by their terms, payable more than six (6) months following the Participant’s “separation from service” shall be paid at the time or times such payments are otherwise scheduled to be made.

(g)          Limitations on Liability.  Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as an Administrator, director, officer, other employee or agent of the Company.  The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be granted or delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising out of any act or omission to act concerning this Plan unless arising out of such person’s own fraud or bad faith.

(h)          Lock-Up Period. The Company may, at the request of any representative of the underwriters or otherwise, in connection with any registration of the offering of any securities of the Company under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any shares of Common Stock or other securities of the Company during a period of up to one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act.

(i)            Right of First Refusal.

(i)                 Before any shares of Common Stock held by a Participant or any permitted transferee (each, a “Holder”) may be sold, pledged, assigned, hypothecated, transferred, or otherwise disposed of (each, a “Transfer”), the Company or its assignee(s) shall have a right of first refusal to purchase the shares of Common Stock proposed to be Transferred on the terms and conditions set forth in this Section 10(i) (the “Right of First Refusal”). In the event that any of the Company’s Governing Documents contain a right of first refusal with respect to the shares of Common Stock, such right of first refusal shall apply to the shares of Common Stock to the extent such provisions are more restrictive than the Right of First Refusal set forth in this Section 10(i) and the Right of First Refusal set forth in this Section 10(i) shall not in any way restrict the operation of the Company’s Governing Documents.

(ii)               In the event any Holder desires to Transfer any shares of Common Stock, the Holder shall deliver to the Company a written notice (the “Notice”) stating: (A) the Holder’s bona fide intention to sell or otherwise Transfer such shares of Common Stock; (B) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (C) the number of shares of Common Stock to be Transferred to each Proposed Transferee; and (D) the price for which the Holder proposes to Transfer the shares of Common Stock (the “Offered Price”), and the Holder shall offer such shares of Common Stock at the Offered Price to the Company or its assignee(s).

(iii)             Within twenty-five (25) days after receipt of the Notice, the Company and/or its assignee(s) may elect in writing to purchase all, but not less than all, of the shares of Common Stock proposed to be Transferred to any one or more of the Proposed Transferees by delivery of a written exercise notice to the Holder (a “Company Notice”). The purchase price (“Purchase Price”) for the shares of Common Stock repurchased under this Section 10(i) shall be the Offered Price.

(iv)              Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check or wire transfer), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof, within five days after delivery of the Company Notice or in the manner and at the times mutually agreed to by the Company and the Holder. Should the Offered Price specified in the Company Notice be payable in property other than cash, the Company or its assignee shall have the right to pay the Purchase Price in the form of cash equal in amount to the value of such property, as determined by the Administrator.

(v)                If all or a portion of the shares of Common Stock proposed in the Notice to be Transferred are not purchased by the Company and/or its assignee(s) as provided in this Section 10(i), then the Holder may sell or otherwise Transfer such shares of Common Stock to that Proposed Transferee at the Offered Price or at a higher price; provided that such sale or other Transfer is consummated within sixty (60) days after the date of the Notice; and provided, further, that any such sale or other Transfer is effected in accordance with any Applicable Laws and the Proposed Transferee agrees in writing that the provisions of this Plan and the applicable Award Agreement and any other applicable agreements governing the shares of Common Stock to be Transferred shall continue to apply to the shares of Common Stock in the hands of such Proposed Transferee. If the shares of Common Stock described in the Notice are not Transferred to the Proposed Transferee within such sixty (60)-day period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal, as provided herein, before any shares of Common Stock held by the Holder may be sold or otherwise Transferred.

(vi)              Anything to the contrary contained in this Section 10(i) notwithstanding and to the extent permitted by the Administrator, the Transfer of any or all of the shares of Common Stock during a Participant’s lifetime or upon a Participant’s death by will or intestacy to the Participant’s Designated Beneficiary, Immediate Family or a trust for the benefit of the Participant’s Immediate Family shall be exempt from the Right of First Refusal. As used herein, “Immediate Family” shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister or stepchild (whether or not adopted). In such case, the transferee or other recipient shall receive and hold the shares of Common Stock so Transferred subject to the provisions of this Plan (including the Right of First Refusal), the applicable Award Agreement and any other applicable agreements governing the shares of Common Stock to be Transferred, and there shall be no further Transfer of such shares of Common Stock except in accordance with the terms of this Section 10(i) (or otherwise as expressly provided under the Plan).

(vii)            The Right of First Refusal shall terminate as to all shares of Common Stock if the Company becomes a Publicly Listed Company upon such occurrence.

(j)            Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this paragraph by and among, as applicable, the Company and its subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Company and its subsidiaries and affiliates may hold certain personal information about a Participant, including but not limited to, the Participant’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of its subsidiaries and affiliates, details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). The Company and its subsidiaries and affiliates may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Participant’s participation in the Plan, and the Company and its subsidiaries and affiliates may each further transfer the Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Common Stock. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws his or her consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

(k)           Severability.  In the event any portion of the Plan or any action taken pursuant thereto shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provisions had not been included, and the illegal or invalid action shall be null and void.

(l)           Submission to Jurisdiction; Waiver of Jury Trial. By accepting an Award, each Participant irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America, in each case located in the State of Delaware, for any action arising out of or relating to the Plan (and agrees not to commence any litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to the address contained in the records of the Company shall be effective service of process for any litigation brought against it in any such court. By accepting an Award, each Participant irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of Plan or Award hereunder in the courts of the State of Delaware or the United States of America, in each case located in the State of Delaware, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum. By accepting an Award, each Participant irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any litigation arising out of or relating to the Plan or any Award hereunder.

(m)         Governing Law.  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding choice-of-law principles of the law of any state that would require the application of the laws of a jurisdiction other than such state.

(n)          Restrictions on Shares; Claw-back Provisions. Shares of Common Stock acquired in respect of Awards shall be subject to such terms and conditions as the Administrator shall determine, including, without limitation, restrictions on the transferability of shares of Common Stock, the right of the Company to repurchase shares of Common Stock, the right of the Company to require that shares of Common Stock be transferred in the event of certain transactions, tag-along rights, bring-along rights, redemption and co-sale rights and voting requirements. Such terms and conditions may be additional to those contained in the Plan and may, as determined by the Administrator, be contained in the applicable Award Agreement or in an exercise notice, stockholders’ agreement or in such other agreement as the Administrator shall determine, in each case in a form determined by the Administrator. The issuance of such shares of Common Stock shall be conditioned on the Participant’s consent to such terms and conditions and the Participant’s entering into such agreement or agreements. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by Participant upon any receipt or exercise of any Award or upon the receipt or resale of any shares of Common Stock underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

(o)          Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

(p)          Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and foreign or state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan and all Awards granted hereunder shall be administered only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by Applicable Laws, the Plan and all Award Agreements shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

11.           Definitions. As used in the Plan, the following words and phrases shall have the following meanings:

(a)           “Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

(b)           “Applicable Laws” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where Awards are granted or issued under the Plan.

(c)          “Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock, Restricted Stock Units or Other Stock-Based Awards.

(d)         “Award Agreement” means a written agreement evidencing an Award, which agreements may be in electronic medium and shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with and subject to the terms and conditions of the Plan.

(e)          “Board” means the Board of Directors of the Company.

(f)           “Cause,” with respect to a Participant, means “Cause” (or any term of similar effect) as defined in such Participant’s employment or service agreement (or similar agreement) with the Company or any subsidiary thereof if such an agreement exists and contains a definition of Cause (or term of similar effect), or, if no such agreement exists or such agreement does not contain a definition of Cause (or term of similar effect), then Cause shall include, but not be limited to: (i) the Participant’s unauthorized use or disclosure of confidential information or trade secrets of the Company or any of its subsidiaries or any material breach of a written agreement between the Participant and the Company or any of its subsidiaries, including without limitation a material breach of any employment, confidentiality, non-compete, non-solicit or similar agreement; (ii) the Participant’s commission of, indictment for or the entry of a plea of guilty or nolo contendere by the Participant to, a felony under the laws of the United States or any state thereof or any crime involving dishonesty or moral turpitude (or any similar crime in any jurisdiction outside the United States); (iii) the Participant’s negligence or willful misconduct in the performance of the Participant’s duties or the Participant’s willful or repeated failure or refusal to substantially perform assigned duties; (iv) any act of fraud, embezzlement, material misappropriation or dishonesty committed by the Participant against the Company or any of its subsidiaries; or (v) any acts, omissions or statements by a Participant which the Company determines to be materially detrimental or damaging to the reputation, operations, prospects or business relations of the Company or any of its subsidiaries.

(g)          “Change in Control” means (i) a merger or consolidation of the Company with or into any other corporation or other entity or person, (ii) a sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company’s assets, or (iii) any other transaction, including the sale by the Company of new shares of its capital stock or a transfer of existing shares of capital stock of the Company, the result of which is that a third party that is not an affiliate of the Company or its stockholders (or a group of third parties not affiliated with the Company or its stockholders) immediately prior to such transaction acquires or holds capital stock of the Company representing a majority of the Company’s outstanding voting power immediately following such transaction; provided that the following events shall not constitute a “Change in Control”: (A) a transaction (other than a sale of all or substantially all of the Company’s assets) in which the holders of the voting securities of the Company immediately prior to the merger or consolidation hold, directly or indirectly, at least a majority of the voting securities in the successor corporation or its parent immediately after the merger or consolidation; (B) a sale, lease, exchange or other transaction in one transaction or a series of related transactions of all or substantially all of the Company’s assets to an affiliate of the Company; (C) an initial public offering of any of the Company’s securities; (D) a reincorporation of the Company solely to change its jurisdiction; or (E) a transaction undertaken for the primary purpose of creating a holding company that will be owned in substantially the same proportion by the persons who held the Company’s securities immediately before such transaction. Notwithstanding the foregoing, if a Change in Control would give rise to a payment or settlement event with respect to any Award that constitutes “nonqualified deferred compensation,” the transaction or event constituting the Change in Control must also constitute a “change in control event” (as defined in Treasury Regulation §1.409A-3(i)(5)) in order to give rise to the payment or settlement event for such Award, to the extent required by Section 409A.

(h)           “Code” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

(i)            “Committee” means one or more committees or subcommittees of the Board, which may be comprised of one or more directors and/or executive officers of the Company, in either case, to the extent permitted in accordance with Applicable Laws.

(j)           “Common Stock” means the common stock of the Company.

(k)          “Company” means Mountain Digital, Inc., a Delaware corporation, or any successor thereto. Except where the context otherwise requires, the term “Company” includes any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a significant interest, as determined by the Administrator.

(l)            “Consultant” means any person, including any advisor, engaged by the Company or a parent or subsidiary of the Company to render services to such entity if: (i) the consultant or adviser renders bona fide services to the Company; (ii) the services rendered by the consultant or advisor are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or advisor is a natural person, or such other advisor or consultant as is approved by the Administrator.

(m)         “Designated Beneficiary” means the beneficiary or beneficiaries designated, in a manner determined by the Administrator, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or incapacity In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

(n)          “Director” means a member of the Board.

(o)          “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as it may be amended from time to time.

(p)          “Dividend Equivalents” means a right granted to a Participant pursuant to Section 6(d)(3) hereof to receive the equivalent value (in cash or shares of Common Stock) of dividends paid on shares of Common Stock.

(q)           “Effective Date” means May 25, 2021, the date on which the Plan was adopted by the Board.

(r)           “Employee” means any person, including officers and Directors, employed by the Company (within the meaning of Section 3401(c) of the Code) or any parent or subsidiary of the Company.

(s)          “Equity Restructuring” means, as determined by the Administrator, a non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities of the Company) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

(t)           “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(u)          “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange, its Fair Market Value shall be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the first market trading day immediately prior to such date during which a sale occurred, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; (ii) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the last sales price on such date, or if no sales occurred on such date, then on the date immediately prior to such date on which sales prices are reported, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or (iii) in the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined by the Administrator in its sole discretion.

(v)          “Incentive Stock Option” means an “incentive stock option” as defined in Section 422 of the Code.

(w)         “Non-Qualified Stock Option” means an Option that is not intended to be or otherwise does not qualify as an Incentive Stock Option.

(x)          “Option” means an option to purchase Common Stock.

(y)          “Other Stock-Based Awards” means other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property.

(z)          “Participant” means a Service Provider who has been granted an Award under the Plan.

(aa)        “Plan” means this 2021 Equity Incentive Plan.

(bb)        “Prior Plan” means the Company’s 2009 Equity Incentive Plan, as amended and/or restated from time to time.

(cc)         “Publicly Listed Company” means that the Company or its successor (i) is required to file periodic reports pursuant to Section 12 of the Exchange Act and (ii) the Common Stock is listed on one or more National Securities Exchanges (within the meaning of the Exchange Act) or is quoted on Nasdaq, the New York Stock Exchange or a successor quotation system.

(dd)        “Restricted Stock” means Common Stock awarded to a Participant pursuant to Section 6 hereof that is subject to certain vesting conditions and other restrictions.

(ee)        “Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one share of Common Stock or an amount in cash or other consideration determined by the Administrator equal to the value thereof as of such payment date, which right may be subject to certain vesting conditions and other restrictions.

(ff)          “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.

(gg)        “Securities Act” means the U.S. Securities Act of 1933, as amended from time to time.

(hh)        “Service Provider” means an Employee, Consultant or Director.

(ii)          “Termination of Service” means the date the Participant ceases to be a Service Provider.

* * * * *

MOUNTAIN DIGITAL, INC.

2021 EQUITY INCENTIVE PLAN

CALIFORNIA SUPPLEMENT

This supplement is intended to satisfy the requirements of Section 25102(o) of the California Corporations Code and the regulations issued thereunder (“Section 25102(o)”). Notwithstanding anything to the contrary contained in the Plan and except as otherwise determined by the Administrator, the provisions set forth in this supplement shall apply to all Awards granted under the Plan to a Participant who is a resident of the State of California on the date of grant (a “California Participant”) and which are intended to be exempt from registration in California pursuant to Section 25102(o), and otherwise to the extent required to comply with Applicable Law (but only to such extent). Definitions in the Plan are applicable to this supplement.

1.                   Limitation On Securities Issuable Under Plan. The amount of securities issued pursuant to the Plan shall not exceed the amounts permitted under Section 260.140.45 of the California Code of Regulations to the extent applicable.

2.                   Additional Limitations For Grants.  The terms of all Awards shall comply, to the extent applicable, with Sections 260.140.41 and 260.140.42 of the California Code of Regulations.

3.                   Additional Requirement To Provide Information To California Participants.  The Company shall provide to each California Participant, not less frequently than annually, copies of annual financial statements (which need not be audited). The Company shall not be required to provide such statements to key persons whose duties in connection with the Company assure their access to equivalent information. In addition, this information requirement shall not apply to any plan or agreement that complies with all conditions of Rule 701 of the Securities Act (“Rule 701”); provided that for purposes of determining such compliance, any registered domestic partner shall be considered a “family member” as that term is defined in Rule 701.

* * * * *

AMENDMENT

TO THE MOUNTAIN DIGITAL, INC.

2021 EQUITY INCENTIVE PLAN

Pursuant to the authority reserved to the Board of Directors (the “Board”) of Mountain Digital, Inc., a corporation organized under the laws of State of Delaware (the “Company”), under Section 10(d) of the Company’s 2021 Equity Incentive Plan (the “Plan”), subject to stockholder approval, the Board hereby amends the Plan as follows.

1.       Section 4 of the Plan is hereby amended to read in its entirety as follows:

“Number of Shares. Subject to adjustment under Section 8 hereof, the aggregate number of shares of Common Stock which may be issued pursuant to Awards under the Plan is the sum of (i) 21,757,674 shares of Common Stock and (ii) any shares of Common Stock which, as of the Effective Date, are subject to awards under the Prior Plan and which, following the Effective Date, are forfeited or repurchased at or below the original issuance price, terminated or lapse without being exercised. If any Award expires or lapses or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at or below the original issuance price), in any case in a manner that results in any shares of Common Stock covered by such Award not being issued or being so reacquired by the Company, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Further, shares of Common Stock delivered (either by actual delivery or attestation) to the Company by a Participant to satisfy the applicable exercise or purchase price of an Award and/or to satisfy any applicable tax withholding obligation (including shares retained by the Company from the Award being exercised or purchased and/or creating the tax obligation) shall be added to the number of shares of Common Stock available for the grant of Awards under the Plan. However, in the case of Incentive Stock Options, the foregoing provisions shall be subject to any limitations under the Code. Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares, shares purchased on the open market or treasury shares. As of the Effective Date, no further awards may be granted under the Prior Plan; however, any awards under the Prior Plan that are outstanding as of the Effective Date shall continue to be subject to the terms and conditions of the Prior Plan.”

*   *   *   *   *

I hereby certify that the foregoing Amendment to the Plan was duly adopted by the Company’s Board of Directors effective as of August 25, 2021.

I hereby further certify that the foregoing Amendment to the Plan was duly adopted by the Company’s stockholders effective as of August 25, 2021.

Executed on this 25th day of August, 2021.

/s/ Patrick Pohlen
Patrick Pohlen, Secretary

SIGNATURE PAGE TO AMENDMENT TO EQUITY PLAN

MOUNTAIN DIGITAL, INC.

2021 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

Pursuant to the Mountain Digital, Inc. 2021 Equity Incentive Plan (the “Plan”), Mountain Digital, Inc. (the “Company”) has granted the individual (the “Participant”) whose name is set forth in the option grant summary tab (the “Grant Notice”) on the website to which this Stock Option Agreement (this “Option Agreement”) is associated the option (the “Option”) to purchase the number of Shares indicated in the Grant Notice at the exercise price per share set forth in the Grant Notice (the “Exercise Price”) on the terms and conditions set forth in the Plan and this Option Agreement.

1.       Plan Incorporated By Reference. Notwithstanding anything to the contrary anywhere else in this Option Agreement, the Option is subject to the terms, definitions and provisions of the Plan, which is incorporated herein by reference and which shall control in the event of any inconsistency between this Option Agreement and the Plan.

2.       Incentive Stock Option Designation. If designated in the Grant Notice as an Incentive Stock Option, the Option is intended to qualify as an Incentive Stock Option as defined in Code Section 422; provided, however, that to the extent that the aggregate Fair Market Value of the Common Stock with respect to which Incentive Stock Options (within the meaning of Code Section 422, but without regard to Code Section 422(d)), including the Option, are exercisable for the first time by the Participant during any calendar year (under the Plan and all other incentive stock option plans of the Company (or any “parent corporation” or “subsidiary corporation” thereof within the meaning of Code Sections 424(e) or 424(f), respectively)) exceeds $100,000, such options shall be treated as Non-Qualified Stock Options to the extent required by Code Section 422. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted. For purposes of these rules, the Fair Market Value of the Common Stock shall be determined as of the time the option with respect to such stock is granted.

3.       Exercise of Option.

(a)     Right to Exercise.

(i)      The Option shall become vested and exercisable cumulatively according to the vesting schedule set out in the Grant Notice, subject to the terms, conditions and limitations described therein. The Option shall vest based on the Participant’s continued status as a Service Provider through the applicable vesting date, unless otherwise determined by the Administrator.

(ii)     The Option may not be exercised for a fraction of a Share.

(iii)    In the event of the Participant’s death, Disability or other termination of the Participant’s status as a Service Provider, the exercisability of the Option shall be governed by Section 7 hereof.

(iv)    If the exercise of the Option following the termination of the Participant’s status as a Service Provider would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act or other applicable securities laws, then the Option shall terminate on the earlier of (i) the Expiration Date of the Option as set forth in the Grant Notice or (ii) the expiration of the three (3)-month period immediately following the post-termination period in which the exercise of the Option would be in violation of such securities laws.

(v)     In no event may the Option be exercised after the Expiration Date of the Option as set forth in the Grant Notice.

(b)     Method of Exercise. The Option shall be exercisable by written notice to the Company (in the form attached hereto as Exhibit A), or such other form as the Administrator may prescribe, which may be in electronic format (in any case, the “Exercise Notice”). The Exercise Notice shall state the number of Shares for which the Option is being exercised, and such other representations and agreements with respect to such Shares as may be required by the Company. The Exercise Notice shall be signed by the Participant and shall be delivered in person or by certified mail (or electronically if so determined by the Administrator) to the Secretary of the Company or such other authorized method or authorized representative of the Company as the Administrator may designate. The Exercise Notice shall be accompanied by, and the Option shall not be deemed exercise until, payment of the Exercise Price and any applicable withholding tax.

(c)     Applicable Law. No Shares shall be issued pursuant to the exercise of the Option unless such issuance and such exercise comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes, the Shares shall be considered transferred to the Participant on the date on which the Option is exercised with respect to such Shares.

4.       Participant Representations. If the Shares purchasable pursuant to the exercise of the Option have not been registered under the Securities Act, at the time the Option is exercised, the Participant shall, if required by the Company, concurrently with the exercise of all or any portion of the Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B, or such other form as the Administrator may prescribe, which may be in electronic format. In addition, the Company may require the Participant to make any further representations and warranties as may be necessary or desirable under any applicable law or regulation before allowing the Option to be exercised.

5.       Method of Payment. Payment of the Exercise Price shall be by cash or by check, payable to the order of the Company or, to the extent permitted by the Administrator, any of the other forms of payment described in Section 5(f) of the Plan.

6.       Restrictions on Exercise. The Option may not be exercised until the Plan has been approved by a majority of the stockholders of the Company entitled to vote. In addition, if the issuance of Shares upon such exercise or if the method of payment for such Shares would constitute a violation of any applicable federal or state securities or other law or regulation, then the Option may not be exercised.

7.       Termination of Service Relationship. Upon a termination of the Participant’s status as a Service Provider, the Option (to the extent then-vested) shall remain outstanding and exercisable for a period of three (3) months following such termination, provided, however, that notwithstanding the foregoing, (i) if the Participant’s status as a Service Provider is terminated for Cause at any time, the Option shall terminate and be forfeited in full as of the start of business on the date of the Participant’s termination for Cause, without regard to the Option’s vested status, and (ii) if the Participant’s status as a Service Provider is terminated due to the Participant’s death or Disability at any time, the Option (to the extent then-vested) shall remain outstanding and exercisable for a period of one year following such termination (and, in the case of the Participant’s death, shall be exercisable by the Participant’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance). Notwithstanding the foregoing, (x) in no event shall any portion of the Option vest following termination of the Participant’s status as a Service Provider, and (y) in no event shall any portion of the Option be exercisable after the Expiration Date stated above. If the Participant (or the Participant’s estate, as applicable) does not exercise the Option within the time specified herein following a termination of Service Provider status, the Option shall terminate.

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8.       Non-Transferability of Option. Except as may be expressly determined by the Administrator in accordance with Section 9(a) of the Plan, the Option may not be transferred in any manner except by will or by the laws of descent or distribution and the Option may be exercised during the lifetime of the Participant only by the Participant. The terms of the Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

9.       Adjustments. The Participant acknowledges that the Option is subject to modification and termination in certain events as provided in this Option Agreement and Section 8 of the Plan.

10.     Tax Consultation. The Participant understands that the Participant may suffer adverse tax consequences in connection with the Option granted pursuant to the Plan and evidenced by this Option Agreement. The Participant represents that the Participant has consulted with any tax consultant(s) that the Participant deems advisable in connection with the Option and that the Participant is not relying on the Company for tax advice.

11.     Certain Incorporations. Without limiting the generality of any other provision hereof, Sections 9(a) (“Transferability”), 10(h) (“Lock-Up Period”) and 10(i) (“Right of First Refusal”) of the Plan are hereby expressly incorporated into this Option Agreement as if first set forth herein and applicable to the Option and any Shares issued upon the exercise thereof.

12.     No Effect on Service Provider Status. This Option Agreement is not an employment or service contract, and nothing contained in this Option Agreement, the Grant Notice or the Plan shall be deemed to create in any way whatsoever any obligation on the Participant’s part to continue as a Service Provider of the Company or any of its subsidiaries, or of the Company or any of its subsidiaries to continue the Participant’s Service Provider status (in any form) with the Company or any of its subsidiaries. The Company and/or any of its subsidiaries (as applicable) shall have the right, which is hereby expressly reserved, to terminate or change the Participant’s terms of employment or other service at any time for any reason whatsoever, with or without good cause, subject to the terms of any written agreement between the Participant and the Company or such subsidiary.

13.     Governing Law. This Option Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed by the laws of the State of Delaware, without giving effect to principles of conflicts of law.

14.     Severability. In the event that any provision in this Option Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Option Agreement, which shall remain in full force and effect.

15.     Amendments, Suspension and Termination. To the extent permitted by the Plan, this Option Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator.

16.     Notices. Any notice, demand or request required or permitted to be given by either the Company or the Participant pursuant to the terms of this Option Agreement shall be in writing and shall be deemed given and received: (i) upon delivery, if delivered in person or by e-mail, (ii) one business day after having been deposited for overnight delivery with Federal Express or another comparable overnight courier service, or (iii) three (3) business days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, addressed to the parties at the addresses of the parties set forth at the end of the Grant Notice or such other address as a party may request by notifying the other in writing.

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17.     Successors and Assigns. The Company may assign any of its rights under this Option Agreement to single or multiple assignees, and this Option Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer contained herein, this Option Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

18.       Cooperation. The Participant agrees, upon request, to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Option Agreement.

19.       Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Option Agreement.

20.       Entire Agreement. This Option Agreement sets forth the entire agreement between the parties with respect to the Option and merges all prior discussions between the parties. Notwithstanding anything to the contrary herein, and without limiting the foregoing, to the extent that the terms and conditions of this Option Agreement are inconsistent with any prior document, verbal discussion or agreement, in any case, between the Company or any affiliate thereof and the Participant relating to the Option, then the parties hereto acknowledge and agree that the terms and conditions of this Option Agreement shall control in all instances.

21.       Acknowledgement. The Participant has reviewed this Option Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of this Option Agreement.

*   *   *   *   *

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EXHIBIT A

MOUNTAIN DIGITAL, INC.

2021 EQUITY INCENTIVE PLAN

EXERCISE NOTICE

Mountain Digital, Inc.

Attention: Stock Administration

1.       Exercise of Option. Effective as of today, [     ], 20[     ], the undersigned (the “Participant”) hereby elects to exercise the Participant’s option to purchase [    ] shares of the Common Stock (the “Shares”) of Mountain Digital, Inc., a Delaware corporation (the “Company”), under and pursuant to the Company’s 2021 Equity Incentive Plan (as amended from time to time, the “Plan”) and the Stock Option Agreement dated [    ], 20[   ] (the “Option Agreement”). Capitalized terms used herein without definition shall have the meanings given in the Option Agreement.

Date of Grant:

Number of Shares as to which Option is Exercised:

Exercise Price per Share:

Total Exercise Price:

Certificate to be issued in name of:

Cash Payment delivered herewith:

Other form of consideration delivered herewith (only if approved by the Administrator):	Form of Consideration:

Type of Option:	☐ Incentive Stock Option	☐ Non-Qualified Stock Option

2.       Representations of the Participant. The Participant acknowledges that the Participant has received, read and understood the Plan and the Option Agreement. The Participant agrees to abide by and be bound by their terms and conditions.

3.       Rights as Stockholder. Until the Participant becomes the record holder of the Shares purchased pursuant to the exercise of the Option (as evidenced by the appropriate entry on the books of the Company or delivery of the certificate evidencing such Shares to the Participant), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to the Option, notwithstanding the exercise of the Option. The Company shall record the Participant as the record holder of such Shares in its books and records and/or issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued and/or the Participant is entered as the record holder in the Company’s books and records (as applicable), except as provided in Section 8 of the Plan. The Participant shall enjoy rights as a stockholder until such time as the Participant disposes of the Shares, subject to Section 4 below.

4.       The Participant’s Rights to Transfer Shares. Without limiting the generality of any other provision hereof, the Participant hereby expressly acknowledges that Sections 9(a) (“Transferability”), 10(h) (“Lock-Up Period”) and 10(i) (“Right of First Refusal”) of the Plan are expressly incorporated into this Agreement and are applicable to the Shares acquired by the Participant pursuant to this Exercise Notice.

5.       Transfer Restrictions. Any transfer or sale of the Shares is further subject to restrictions on transfer imposed by any applicable state and federal securities laws. Any transfer or attempted transfer of any of the Shares not in accordance with the terms of this Agreement, and/or applicable law shall be void and the Company may enforce the terms of this Agreement by stop transfer instructions or similar actions by the Company and its agents or designees.

6.       Tax Consultation. The Participant understands that the Participant may suffer adverse tax consequences as a result of the Participant’s purchase or disposition of the Shares. The Participant represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the purchase or disposition of the Shares and that the Participant is not relying on the Company for any tax advice.

7.       Restrictive Legends and Stop-Transfer Orders.

(a)       Legends. The Participant understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by state or federal securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND SUCH LAWS OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S), AS SET FORTH IN A STOCK OPTION AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH FORFEITURE PROVISIONS, TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

(b)       Stop-Transfer Notices. The Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)       Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

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8.       Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

9.       Interpretation. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under this Agreement.

10.     Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

11.     Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

12.     Further Instruments. The Participant hereby agrees to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement including, without limitation, the Investment Representation Statement in the form attached to the Option Agreement as Exhibit B.

13.     Delivery of Payment. The Participant herewith delivers to the Company the full Exercise Price for the Shares, as well as any applicable withholding tax. Payment of the Exercise Price shall be made in accordance with Section 5 of the Option Agreement.

14.     Entire Agreement. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan, the Option Agreement and the Investment Representation Statement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.

Accepted by:	Submitted by:

MOUNTAIN DIGITAL, INC.	PARTICIPANT

By:
Name:	Name:
Title:	Address:

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EXHIBIT A-2

INVESTMENT REPRESENTATION STATEMENT

PARTICIPANT :
COMPANY :	MOUNTAIN DIGITAL, INC.
SECURITY :	COMMON STOCK
AMOUNT :
DATE :

In connection with the purchase of the above-listed securities (the “Securities”) of Mountain Digital, Inc., a Delaware corporation (the “Company”), the undersigned (the “Participant”) represents to the Company the following:

(a)     The Participant is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Participant is acquiring these Securities for investment for the Participant’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b)     The Participant acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Participant’s investment intent as expressed herein. The Participant further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Participant understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if the Participant’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. The Participant further acknowledges and understands that the Company is under no obligation to register the Securities. The Participant understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under applicable securities laws or agreements.

(c)     The Participant is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Participant, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may under present law be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including, in the case of an affiliate: (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker or in “riskless principal transactions” (as said terms are defined under the Exchange Act); (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three (3)-month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

(d)     In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than six months, or, in the event the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, not less than one year, after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144 and the availability of certain public information about the Company (subject to certain exceptions); and, in the case of a sale of the Securities by an affiliate, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above or, in the case of a non-affiliate who subsequently holds the Securities less than one year, the satisfaction of the conditions set forth in sections (1) and (4) of the paragraph immediately above.

(e)     The Participant further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. The Participant understands that no assurances can be given that any such other registration exemption will be available in such event.

(f)     The Participant understands and acknowledges that the Company will rely upon the accuracy and truth of the foregoing representations and the Participant hereby consents to such reliance.

Signature of the Participant:
Name:

Date:_____________________ ,